CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation in the Registration Statement of Proformance Research Organization, Inc. on Form SB-2, (Post-Effective Amendment No. 2) of our report dated May 25, 1999, on our audit of the financial statements of Proformance Research Organization, Inc. as of December 31,1998 and for the year then ended and to refer to us as experts in accounting and auditing.


         /s/Stark Tinter & Associates, LLC
         Stark Tinter & Associates, LLC
         Certified Public Accountants

         February 14, 2000



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